Exhibit 99.1

Applied Digital Secures Revolving Credit Facility of Up To $550 Million in Support of Strategic Growth

DALLAS, June 8, 2026 (GLOBE NEWSWIRE) — Applied Digital Corporation (NASDAQ: APLD) (“Applied Digital” or the “Company”), a leading designer, builder and operator of high-performance, sustainably engineered data centers and colocation services for Artificial Intelligence (“AI”), networking, and blockchain workloads, today announced that it closed a revolving credit facility (the “Credit Facility”) on May 29, 2026. The Credit Facility was arranged by Goldman Sachs and provides for up to $350 million of committed capacity with an additional accordion option of up to $200 million. Proceeds from the Credit Facility will be used to support the pre- and post-lease development of the Company’s data center projects and for working capital and other general corporate purposes.

“The strong support we received from this syndicate of leading financial institutions underscores the scale of the opportunity before us and the confidence our banking partners have in our ability to execute,” said Saidal Mohmand, Chief Financial Officer of Applied Digital. “As demand for AI and high-performance computing infrastructure continues to accelerate, this facility is intended to provide additional flexibility to advance our development pipeline while maintaining a disciplined approach to capital allocation. We believe this agreement further supports the quality of our platform, the strength of our customer relationships, and the long-term value creation potential of our business.”

The Credit Facility is secured by certain non-data center project assets, has a scheduled maturity of May 29, 2029, and bears interest at the Secured Overnight Financing Rate (SOFR) plus 225 basis points or at the Alternative Base Rate plus 125 basis points.

Applied Digital also entered into a Memorandum of Understanding with CoreWeave on June 5, 2026, to assign the lease with CoreWeave for Building 3 at the Polaris Forge 1 campus to a CoreWeave subsidiary, if that subsidiary achieves an investment grade credit rating.

Goldman Sachs acted as Lead Left Arranger Bookrunner and First National Bank of Omaha, Mizuho Bank, Royal Bank of Canada, Banco Santander and Wells Fargo Bank served as Joint Lead Arrangers and Joint Bookrunners. First National Bank of Omaha serves as Administrative Agent and Collateral Agent under the Credit Facility.

About Applied Digital

Applied Digital (Nasdaq: APLD) named Best Data Center in the Americas 2025 by Datacloud — designs, builds, and operates high-performance, sustainably engineered data centers and colocation services for artificial intelligence, networking, and blockchain workloads. Headquartered in Dallas, TX, and founded in 2021, the company combines hyperscale expertise, proprietary waterless cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its award-winning Polaris Forge AI Factory model.

Caution About Forward-Looking Statements

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives, and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “proven,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding lease agreements and any current or prospective data center campus development; (ii) statements about the high-performance computing (HPC) industry; (iii) statements of company plans and objectives, including the company’s evolving business model, or estimates or predictions of actions by suppliers; (iv) statements of future economic performance; (v) statements of assumptions underlying other statements and statements about the company or its business; and (vi) the company’s plans to obtain future project financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the company’s expectations and projections. These risks, uncertainties, and other factors include, among others: whether or not our customers exercise the renewal options under their leases with us (if not, we will not recognize further revenue from such customer under its respective lease); our ability to complete construction of our data center campuses as planned; the lead time of customer acquisition and leasing decisions and related internal approval processes; whether the CoreWeave lease assignment to the MOU will occur; changes to artificial intelligence and HPC infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under lease agreements; our ability to raise additional capital to fund the ongoing datacenter construction and operations; our ability to obtain financing of datacenter leases and more broadly for our development and general corporate activities; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. A further list and description of these risks, uncertainties, and other factors can be found in the company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the company’s website (www.applieddigital.com) under “Investors,” or on request from the company. Information in this press release is as of the dates and time periods indicated herein, and the company does not undertake to update any of the information contained in these materials, except as required by law.

Media Contact

JSA (Jaymie Scotto & Associates)

(856) 264-7827

jsa_applied@jsa.net

Investor Relations Contacts

Matt Glover or Ralf Esper

Gateway Group, Inc.

(949) 574-3860

APLD@gateway-grp.com